                                                                   EXHIBIT 10.17

                                                                       Amsterdam
                                                                       ---------



                            SHAREHOLDERS AGREEMENT

                                    between



                         The Municipality of Amsterdam



                                      and



                              A2000 Holding N.V.



                                      and



                         Kabeltelevisie Amsterdam B.V.



                               Dated 6 July 1995



                                 NAUTA DUTILH
                                   Amsterdam

                               TABLE OF CONTENTS
                               -----------------

Clause No.       Heading                                                            Page
---------        -------                                                            ----
1.               Interpretation.......................................................6
                 --------------

2.               Purpose and Business of the Company..................................7
                 -----------------------------------

3.               Agreement between the Municipality and the Company regarding the Cable
                 ----------------------------------------------------------------------
                 Networks within Amsterdam............................................8
                 -------------------------

4.               Articles of Association (Statuten) of the Company....................8
                 -------------------------------------------------

5.               Prior Approval of Resolutions and Actions of the Company.............8
                 --------------------------------------------------------

6.               Supervisory Board....................................................9
                 -----------------

7.               Employment..........................................................11
                 ----------

8.               Business Plan, Annual Budget, Reporting and Auditors................11
                 ----------------------------------------------------

9.               Books and Records, Information......................................12
                 ------------------------------

10.              Agreements between the Company and A2000 and its Group Companies....12
                 ----------------------------------------------------------------

11.              Transfer and Encumbrance of Shares.  Issuance of New Shares and New
                 -------------------------------------------------------------------
                 Shareholders........................................................12
                 ------------

12.              Convening of Shareholders' Meetings.................................14
                 -----------------------------------

13.              Term and Expiration of the Agreement................................15
                 ------------------------------------

14.              Changes.............................................................15
                 -------

15.              Invalid Provisions..................................................15
                 ------------------

16.              Expenses............................................................15
                 --------

17.              Rescission..........................................................15
                 ----------

18.              Notices.............................................................15
                 -------

19.              Assignment..........................................................16
                 ----------

20.              Confidentiality.....................................................16
                 ---------------

21.              Structure Regime....................................................17
                 ----------------


22.              Governing law and Disputes..........................................17
                 --------------------------

23.              Head Office of A2000................................................17
                 --------------------

Schedules
---------

Schedule 1   Articles of Association of the Company
Schedule 2 Amendments to the Articles of Association requiring Priority Shareholder Approval

This Shareholders Agreement is made the 6th day of July 1995, between

(1) the Municipality of Amsterdam, a legal entity under the laws of the Netherlands (the "Municipality")

     and

(2) A 2000 Holding N.V., a company with limited liability organised under the laws of the Netherlands and having its corporate seat in Eindhoven ("A2000")

     and

(3) Kabeltelevisie Amsterdam B.V., a private company with limited liability organised under the laws of the Netherlands and having its corporate seat in Amsterdam (the "Company");

WHEREAS:
-------

(a) On the date hereof the Municipality transferred 100% of the ordinary shares in the share capital of the Company to US WEST International B.V. and Philips Media Networks B.V., collectively hereafter referred to as "the Purchasers", which subsequently transferred such shares to A2000, in each case as part of the Closing under that certain share purchase agreement between the Municipality, the Purchasers and A2000 dated 23 June 1995 (the "Share Purchase Agreement").

(b) As a result of the Closing under the Share Purchase Agreement the Municipality will hold one priority share representing all of the issued priority share capital and A2000 holds 500 ordinary shares, representing 100% of the issued ordinary share capital.

(c)  The Company operates the cable networks (draadomroepinrichtingen) in the
                                              -----------------------
     municipality of Amsterdam and some other neighbouring municipalities as mentioned in the Share Purchase Agreement.

(d) Cable networks originally were considered to be a public utility service to deliver a wide and attractive range of radio and TV programmes to all inhabitants at an affordable price for all, as well as to avoid uncontrolled growth of aerials and satellite dishes;

(e) The transformation of cable operators to full service operators exceeds the utility function and requires investment in functions beyond public utility services which is not a municipal responsibility;

(f) Although such investment is not a municipal responsibility and although it is therefore considered undesirable by the Seller as a municipality to bear such commercial risk alone, Seller considers such transformation of the operator of the cable networks into a full service operator to be in the public interest of the community;

(g) The Municipality sold its share interest in the Company to the Purchasers with the objective that the Purchasers and A2000 will be strategic partners for the Company who will contribute to its successful transformation into a full-service operator, thereby ensuring that, subject to any regulatory restrictions, the Company can take advantage of and become a leading participant in audio/video services, interactive services, multi media services, data communication services and telecommunication services within the Amsterdam region, and the Purchasers purchased and A2000 accepted the transfer of the share interest of the Municipality with the objective to be such strategic partner;

(h) The Municipality wishes to stipulate certain contractual rights and certain shareholders rights in order to enable it to safeguard its interests and the interests described above;

(i) US WEST International B.V. and US WEST International, Inc., a Colorado corporation, are each a direct wholly-owned subsidiary of US WEST International Holdings, Inc., a Delaware corporation, which in turn is a direct wholly-owned subsidiary of US WEST Inc., a Colorado corporation, and Philips Media Networks B.V. is a direct wholly-owned subsidiary of Philips Media B.V., which in turn is a direct wholly-owned subsidiary of Philips Electronics N.V., a public limited company incorporated in the Netherlands; US WEST International Holdings, Inc. and Philips Media B.V. are hereinafter jointly referred to as the "Consortium Members";

(j)  The Purchasers each own 50% of the issued share capital of A2000; and

(k) The Parties hereto wish to confirm their agreements as to the aforementioned shareholdings and their mutual relationship in connection therewith following the Closing under the Share Purchase Agreement.

NOW IT IS HEREBY AGREED as follows:
----------------------------------

 1.  Interpretation
     --------------

1.1 In this Agreement the following expressions have, except where the context otherwise requires, the following meanings:

     "A2000" means A2000 Holding N.V.

     "Agreement" means this shareholders' agreement including its Schedules and the Annexes to such Schedules;

     "Annual Budget" has the meaning ascribed to it in Clause 8.2;

     "Articles of Association" means the articles of association of the Company;

     "Business Plan" has the meaning ascribed to it in Clause 8.1;

     "Company" means Kabeltelevisie Amsterdam B.V.;

     "Consortium Members" means the US WEST International Holdings, Inc. and Philips Media B.V.;

     "KTA CAI Agreement" means the agreement referred to in clause 3;

     "Management Board" means the management board of the Company";

     "Municipality" means the Municipality of Amsterdam;

     "Parties" means the Municipality, A2000 and the Company, each of which is hereinafter sometimes referred to as "Party";

     "Purchasers" means US WEST International B.V. and Philips Media Networks B.V.;

     "Share Purchase Agreement" means that certain share purchase agreement dated 23 June 1995 between the Municipality, the Purchasers and A2000 regarding the purchase of shares in the Company;

     "Supervisory Board" means the supervisory board of the Company;

1.2 Except to the extent the context requires otherwise, any reference in this Agreement to:

     a "company" means an incorporated limited liability company or other corporation;

     a "group company" in respect of A2000 and the Consortium Members includes any company that would have been a group company of them if they would have been one legal entity;

     a "person" includes any individual, firm, company, partnership, institution, government, state or agency of a state or subdivision of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

1.3 The headings in this Agreement are inserted for convenience only and shall not be used in any way in construing or interpreting the provisions of this Agreement.

1.4 Unless the context requires otherwise, terms defined in the plural include the singular and vice versa.

1.5 References to "Clauses" and "Schedules" are to be construed as references to the clauses of and schedules to this Agreement.

 2.  Purpose and Business of the Company
     -----------------------------------

     The purpose and business of the Company shall be to build, maintain and operate telecommunications infrastructure (including, without limitation, cable networks originally designed for the distribution of radio and television programmes (draadomroepinrichtingen)) and to provide or allow others to provide all kinds of telecommunications services over such infrastructure, including, without limitation, the distribution of radio and television programmes to all or some subscribers, interactive broadcasting services, multi media services, data transmission, fax and voice services. A2000 and the Company will use their reasonable endeavours to ensure that, subject to any regulatory restrictions, within the Amsterdam region the Company will become a leading participant in the aforementioned services at a good quality level.

 3.  Agreement between the Municipality and the Company regarding the Cable
     ----------------------------------------------------------------------
     Networks within Amsterdam
     -------------------------

     As part of the Closing under the Share Purchase Agreement the Municipality and the Company will enter into an agreement regarding the cable networks within the territory of Amsterdam (the "KTA CAI Agreement"). A2000 undertakes towards the Municipality that A2000 shall cause the Company to comply with its obligations to the Municipality under the KTA CAI Agreement.

 4.  Articles of Association (Statuten) of the Company
     -------------------------------------------------
     As part of the Closing under the Share Purchase Agreement the Articles of Association of the Company will be amended to read in accordance with
     Schedule 1.
     ----------

 5.  Prior Approval of Resolutions and Actions of the Company
     --------------------------------------------------------

5.1 The Municipality and A2000 agree with each other that they shall procure that the following shareholders' resolutions will only be adopted with the prior approval from the Municipality as holder of the priority share in the
     Company:

     (a) The issuance of new shares or rights to subscribe for new shares to a person other than A2000 (without prejudice to Clause 11.2) and the delegation of powers to issue new shares or rights to subscribe for new shares to an organ of the Company other than the Shareholders' Meeting.

     (b) The amendment of the Articles of Association of the Company, if the amendment concerns any of the matters set forth in Schedule 2 of this
                                                            ----------
         Agreement.

     (c) The legal merger of the Company with other legal entities and/or, once this is legally possible, the split up of the Company in more than one legal entity.

     (d) The dissolution and/or liquidation of the Company and the approval of the submission of a request to declare the Company bankrupt or apply for a moratorium.

     (e) The appointment of any legal entity other than a natural person as a member of the Management Board of the Company.

     (f) The granting of any voting rights to a pledgee of shares in the Company or to a holder of a right of usufruct on shares in the Company.

5.2 The Parties hereto shall procure that the Company will not take any of the following actions without the prior approval from the Municipality as holder of the priority share in the Company:

     (a) The change of the head office address or address of the principal place of business of the Company to a location outside Amsterdam.

     (b) The granting of any limited rights (beperkte rechten) or any
                                             ----------------
         qualitative rights (kwalitatieve rechten) encumbering any part of the
                             --------------------
         infrastructure of the cable network in Amsterdam.


     (c) The entering into new activities of a nature different from the nature as described in article 2 of this Agreement.

     (d) The transfer to others of any part of the infrastructure of the cable networks in Amsterdam or the granting to others of any rights to operate the cable networks in Amsterdam and the closing down - which shall include transfer of ownership or enjoyment - of the Company's business or a substantial part thereof, provided that the approval will not be withheld with regard to the granting to another person of rights to operate a part of the cable networks in Amsterdam for a limited period of time, if (i) the granting of such rights does not endanger or impair the integrity of the cable networks or affect the compliance by the Company with this Agreement or the KTA CAI Agreement and (ii) the Company remains fully responsible for and can terminate on reasonable notice (in any event no longer than one year and immediately after unremedied breach) such operation without substantial liability.

     (e) The filing of a petition in bankruptcy or a petition for a moratorium on payments.

     (f) The taking or approval of any of the decisions or actions listed in
         Article 5.1 (a), (c) and (d) or Article 5.2 with regard to a subsidiary of the Company or to sell, transfer, pledge, or encumber with a right of usufruct or otherwise the shares in any subsidiary or to issue any new shares or rights to subscribe for new shares in a subsidiary to a person other than the Company, in each case if and to the extent that any such subsidiary owns any material part of the cable infrastructure used by the Company in Amsterdam.

5.3 The Municipality shall grant its approval pursuant to Clause 5.2(b) if it is obligated to grant such approval under Article 19 of the KTA CAI Agreement.

 6.  Supervisory Board
     -----------------

6.1 A2000 and the Municipality agree with each other that they will procure that there will be a Supervisory Board with at least three members, of which one will be appointed by the Municipality. The Supervisory Board will meet at least four times a year.

6.2 A2000 and the Municipality agree with each other that they will procure that the Articles of Association of the Company will provide that at least the following decisions of the Management Board of the Company will be subject to prior approval of the Supervisory Board:

     (a) The adoption of the Business Plan and the Annual Budget referred to in Clause 8 below and any (annual) updates and interim amendments thereof.

     (b) The borrowing or lending of monies in excess of NLG 5,000,000 per transaction or in excess of NLG 25,000,000 per annum for all such borrowings or all such loans.

     (c) The acquisition, transfer, hiring or letting of real property and the acquisition or the granting in any other way of the use or enjoyment thereof, if any such transaction involves a total amount per acquisition or transfer above NLG 1,000,000 or an annual rental or compensation above NLG 1,000,000.

     (d) The conducting of legal or arbitration proceedings and the settlement of any such proceedings involving an amount above NLG 250,000 or otherwise material to the business of the Company, which shall not include, however, proceedings for the collection of trade receivables and the taking of precautionary measures, such as attachments, summary proceedings for injunctive relief and labour disputes with individual employees.

     (e) The agreement to or amendment of the terms of employment of members of the Management Board.

     (f) Any investments, divestments, agreements or other transactions or acts, to the extent that they do not already fall under any of the other paragraphs of this Clause 6.2 or have been approved as part of the Annual Budget or Business Plan, exceeding in amount or value insofar as the Company is concerned the sum of NLG 2,500,000 and the entering into material commitments whereby the Company is bound for a period in excess of two years.

     (g) The determination of tariffs for subscribers to the basic TV and radio package (basispakket).
                  -----------

     (h) The application for an additional licence in relation to the cable networks or the giving up of any licence in relation to the cable networks.

     (i) The determination or amendment of the standard terms and conditions of connection to the cable networks of the Company (aansluitvoorwaarden)
                                                          -------------------
         for residential subscribers.

     (j) The issuance of new shares in the Company or rights to subscribe for new shares in the Company if the power to do so were delegated to the Management Board.

     (k) The repurchase by the Company of its own shares and/or the sale by the Company of shares held by it in its own share capital.

     (l) The conclusion or amendment of any material agreement with a shareholder of the Company or any Consortium member or any group company thereof.

     (m) The granting of any security interest (zekerheidsrecht), such as a
                                                ---------------
         mortgage or pledge, on assets of the Company or the granting of personal security

         (persoonlijke zekerheid), such as guarantees and joint and several
          ----------------------
         liability, for the debts and obligations of others.

     (n) The participation in or acquisition of or the undertaking of the administration, management or directorship of other enterprises, companies or legal entities and the termination of such participation, administration, management or directorship.

     (o) The conclusion, termination or amendment or partnership agreements, joint venture agreements, pool agreements and long term co-operation agreements.

     (p) The termination of the employment of a significant number of employees simultaneously or within a short period of time.

     (q) A substantial change in the circumstances of employment of a significant number of employees.

     (r) Any decision of the Management Board within a category of decisions which the Supervisory Board decides to submit to its approval.

     (s) Any decision of the Management Board to approve any of the decisions or actions listed above in this Clause 6.2 with regard to a subsidiary.

 7.  Employment
     ----------

     There will be no dismissal of employees or change adverse to the employees in the terms and conditions of employment of employees of the Company as a consequence of the acquisition of the Company by the Purchaser.

 8.  Business Plan, Annual Budget, Reporting and Auditors
     ----------------------------------------------------

8.1 A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that within six months of the date hereof the Management Board of the Company will prepare a Business Plan for the Company and submit such Business Plan for approval to the Supervisory Board. The Business Plan will initially cover the period up to the end of 2000. Prior to the end of each financial year starting with 1996 the Management Board will submit an update of the Business Plan covering the five subsequent financial years of the Company.

8.2 A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that at least two months prior to the end of each financial year, the Management Board shall submit a budget (the "Annual budget") for the next financial year for approval to the Supervisory Board.

8.3 A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that within one month after the close of each financial quarter of each financial year of the Company, the Management Board shall provide the Supervisory Board and each of the shareholders with an unaudited balance sheet and a profit and loss statement relating to that preceding financial quarter.

8.4 A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that within five months after the close of each financial year, the Management Board shall cause to be prepared the audited annual accounts (jaarrekening) and a management report
                                           ------------
     (jaarverslag) to be submitted for adoption to the shareholders meeting.
      -----------

8.5 The first auditors of the Company will be KPMG. A2000 and the Municipality and, to the extent possible , the Company agree with each other that they shall procure that such auditors can only be replaced if by another large reputable international firm of auditors.

8.6 A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that the Management Board of the Company will report to the Supervisory Board with sufficient frequency and detail in order to permit the Supervisory Board to supervise adequately the Management Board and to enable the Supervisory Board to be apprised of the Company's progress in implementing the Business Plan.

8.7 A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that the Management Board of the Company will report regularly to the Supervisory Board regarding any major action with respect to regulatory initiatives of the Company or in response to regulatory initiatives of third parties.

 9.  Books and Records, Information
     ------------------------------

9.1 The Company shall maintain full and correct books and records of the Company. All books and records of the Company shall be kept and maintained at the head office of the Company in Amsterdam.

9.2 The Company and A2000 shall provide the Municipality at its request with such information as reasonably requested in order to assess whether the Company and/or A2000 is complying with its obligations under this Agreement. A2000 shall cause the Company to comply with such request from the Municipality if directed to the Company.

 10. Agreements between the Company and A2000 and its Group Companies
     ----------------------------------------------------------------

     The Company shall not enter into any agreements or transactions or obligations with or towards A2000 or any Consortium Member or any group company of any of them, which are not at arm's length terms or which are unduly adverse to the Company. None of A2000, the Consortium Members and their group companies will have any exclusive or preferred rights with respect to the provision of hardware to the Company or any exclusive rights with respect to the provision of programming or other audiovisual services to the cable networks' subscribers. The Company will not enter into any preferred supplier arrangements regarding programming or other audiovisual services, unless such arrangements provide that preference will be granted only if the product or service offered by the other party is at least equal to the corresponding offering from the competition, with respect to quality and price.

 11. Transfer and Encumbrance of Shares.  Issuance of New Shares and New
     -------------------------------------------------------------------
     Shareholders
     ------------

11.1 The Municipality is not entitled to transfer, pledge or otherwise encumber its priority share to any person other than the Company or A2000, and to the Company or A2000 only, if the Company or A2000, as the case may be, so desires.

11.2 The Municipality shall grant its approval pursuant to Clause 5.1(a) and under the Articles of Association with respect to a proposed issue of shares, grant of rights to subscribe for shares or transfer of shares, in the event that the proposed subscriber or transferee (as the case may be) is:

     (a) a wholly owned subsidiary of A2000 incorporated under the laws of and having its principal place of business in one of the member countries of the Organisation for Economic Cooperation and Development ("OECD"), provided the Consortium Members will undertake towards the Municipality prior to the proposed issuance, subscription or transfer, as the case may be, that they will be liable for the performance of the proposed subscriber or transferee under this Agreement in the same manner as they are liable for the performance of A2000 under this Agreement;

     (b) a company incorporated under the laws of and having its principal place of business in one of the member countries of the OECD and being directly or indirectly owned by the Consortium Members in the same proportions as their ownership of A2000, provided the Consortium Members will undertake towards the Municipality prior to the proposed issuance, subscription or transfer, as the case may be, that they will be liable for the performance of the proposed subscriber or transferee under this Agreement in the same manner as they are liable for the performance of A2000 under this Agreement;

     (c) a person incorporated under the laws of and having its principal place of business in one of the member countries of the OECD which is either a reputable financial institution or engaged within the territory of the OECD in one or more of the information technology, telecommunications and media industries, as long as after the proposed issue or transfer the Company remains controlled (determined on the basis of the cumulative criteria set forth in Section 2:24a paragraph 1 of the Netherlands Civil Code) by a person which meets, or group of persons which together meets, the criteria set forth in Section 21 paragraph 5 sub (b) of the Netherlands Telecommunications Act with respect to a potential operator of cable networks and which will undertake towards the Municipality the same obligations as the Consortium Members have towards the Municipality under this Agreement including the obligations under Clause 11.5 hereof and which has sufficient technical and financial means at its disposal to ensure and which will undertake towards the Municipality to ensure the performance by the proposed subscriber or transferee of its obligations under this Agreement and its obligations in relation to the KTA CAI Agreement and the CAI Agreements as referred to in that certain Master Agreement among various parties, including A2000, the Municipality and the municipalities of Zaanstad, Purmerend, Landsmeer and Ouder-Amstel and dated the date of the Share Purchase Agreement;

provide always that the transferee or subscriber, as the case may be, must have become a party to this Agreement in accordance with Clause 11.3 or Clause 11.4 respectively and provided that any issuance or transfer to a person as described in paragraphs (a) and (b) above must be effected subject to the conditions subsequent (ontbindende voorwaarde) that the transferee or subscriber, as the case may be, shall continue to meet the requirements of paragraph (a) or paragraph (b), as the case may be, and that after approval of the Municipality (to be given in accordance with this Clause 11.2) but prior to any action as a result of which any of those requirements would no longer be met the shares in such transferee or subscriber, as the case may be, will be transferred to a person which meets the requirements of Clause 11.2 (a) or (b).

11.3 A2000 may only transfer its shares to a transferee, if prior to or simultaneously with such transfer such transferee has become a party to this Agreement with the same rights and obligations as the Purchaser and in the event the Municipality is obligated to grant its approval to such transfer it will accept such transferee as a party to this Agreement. This Clause will prevail over the second sentence of Article 11 paragraph 20 of the Articles of Association of the Company.

11.4 Without prejudice to Clause 5.1(a) A2000 and the Municipality and, to the extent possible, the Company agree with each other that they shall procure that no new shares or rights to subscribe for shares in the Company shall be issued to any third party, unless prior to or simultaneously with such issuance such third party shall have become a party or, in the event of any issuance of subscription rights, undertaken to become a party to this Agreement with the same rights and obligations as the Purchaser and in the event the Municipality is obliged to grant its approval to such issuance it will accept such third party as a party to this Agreement. This Clause will prevail over the second sentence of Article 11 paragraph 20 of the Articles of Association of the Company.

11.5 The Consortium Members shall ensure that no transfer or issuance of shares or rights to subscribe for shares in A2000 or in any company in which shares are directly or indirectly being held by one or both of the Consortium Members and which directly or indirectly holds shares in the Company, A2000 or any company as referred to in Clause 11.2 paragraphs (a) or (b) above, shall take place without the prior written approval of the Municipality, unless one of the Consortium Members or the Consortium Members jointly remain in control (determined on the basis of the cumulative criteria set forth in Section 2:24a paragraph 1 of the Netherlands Civil Code) over A2000 or such other company, as the case may be, following such transfer or issuance. In the event of a transfer or issuance as referred to in the immediately preceding sentence which requires the approval of the Municipality, the Municipality shall grant such approval in the event that the proposed subscriber or transferee, as the case may be, is a person as referred to in Clause 11.2 paragraph (c).

11.6 A2000 and the Municipality hereby agree that as soon as reasonably possible after the amendment of the Articles of Association in accordance with
     Schedule 1 they will, again, amend the Articles of Association in such
     ----------
     manner that after such amendment the Articles of Association will as closely as possible meet the wish of A2000 and the Municipality to have Articles of Association which read the same as Schedule 1 hereto without
                                                    ----------
     the second sentence of Article 11 paragraph 20.

 12. Convening of Shareholders' Meetings
     -----------------------------------

     In accordance with the Articles of Association each holder of a priority share and each holder of at least ten (10) percent of the ordinary shares in the Company is entitled to convene a shareholders' meeting of the Company and each holder of a priority share is entitled to convene a meeting of the holder(s) of (a) priority share(s).

 13. Term and Expiration of the Agreement
     ------------------------------------

     This Agreement will remain in force in respect of any Party hereto other than the Company for as long as such Party is the holder of any shares in the Company and the Agreement shall remain in force in respect of the Company for as long as there are two shareholders a party to this Agreement.

 14. Changes
     -------

     Changes to this Agreement can only validly be made and shall come into force only when agreed upon in writing and when duly signed by all Parties.

 15. Invalid Provisions
     ------------------

     In the event that any of the provisions contained herein shall be deemed invalid or unenforceable, then the remaining provisions shall be construed as if such invalid or unenforceable provisions were not contained herein; and such invalid and unenforceable provision shall then be deemed to have been replaced by a provision which as closely as possible meets the intention of the Parties at the time of inserting the original provision.

 16. Expenses
     --------

     Except as provided herein, each Party will bear its own expenses incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

 17. Rescission
     ----------

     The Parties hereto exclude and waive their rights pursuant to Articles 6:265 et seq. of the Netherlands Civil Code to claim rescission
           -------
     (ontbinding) of this Agreement in whole or in part or to claim annulment
      ----------
     (vernietiging) hereof.
     -------------

 18. Notices
     -------

     Any notice or communication required to be delivered to any Party pursuant to or in connection with this Agreement shall be given by registered mail with advice of delivery (with copy per telefax) to the addresses set forth below:

     If to the Municipality:
     ----------------------
     College van Burgemeester en Wethouders
     van Amsterdam
     Amstel 1
     1011 PN Amsterdam
     Fax number:  020-552 3426

     With copy to:
     ------------
     Gemeente Amsterdam
     Amstel 1
     1011 PN Amsterdam

     Attn:  Hoofd Afdeling Media, Informaticastimulering en
     Telecommunicatie
     Fax number:  020-552 2968

     If to A2000:
     -----------
     A2000 Holding N.V.
     Groenewoudseweg 1
     5621 BA Eindhoven
     Attn:  C.M. Stice/H. Wolfert
     Fax number:  040-734 131

     With copy to:
     ------------
     Clifford Chance
     P.O. Box 7301
     1007 JH Amsterdam
     Attn:  J. Fleury
     Fax number:  020-676 9326

     If to the Company:
     -----------------
     Kabeltelevisie Amsterdam B.V.
     Willem de Zwijgerlaan 350
     1055 RD Amsterdam
     Attn: Managing Director
     Fax number:  020-681 4953

 19. Assignment

     This Agreement and each Party's respective rights and obligations hereunder may not be assigned by any of the Parties other than any transfer of rights and obligations of the Municipality to another public authority pursuant to a public statute (wet).
                       ---

 20. Confidentiality
     ---------------

20.1 The Parties hereby covenant and undertake that they will not at any time disclose or use for any purpose actually or potentially detrimental to any of the Parties or the Consortium Members any confidential information concerning this Agreement, any other document executed pursuant to the Master Agreement and the Master Agreement itself, or concerning any of the Parties, the Consortium Members or their respective businesses and affairs, except:

     (a) to the extent required by law or any competent authority after consultation with the other Parties, provided that any such information obtained by the Municipality shall be treated as confidential business information as referred to in Article 10, para. 1 subsection (c) of the Public Disclosure Act ("Wet Openbaarheid Bestuur") and shall be treated by the Municipality in accordance with that Act;

     (b) to their professional advisers under conditions of confidentiality and only to the extent necessary for any lawful purpose; or

     (c) to the extent that such information is at the date hereof or hereafter becomes public knowledge otherwise than through improper disclosure by any person.

20.2 None of the Parties hereto shall issue any press release or issue any public document or make any public statement relating to or connected with this Agreement and the bidding process preceding this Agreement without the prior written approval of the other Parties except to the extent required by law or any competent authority after consultation with the other Parties.

 21. Structure Regime
     ----------------

     If and when statutory law requires the Articles of Association of the Company to be amended in order to comply with the provisions of Sections 2:158-164 or 2:268-274 of the Netherlands Civil Code, as the case may be, the Parties shall cooperate to include such provisions in the Articles of Association or to agree on such variations to this Agreement as may be necessary to preserve such powers and interests as are granted to the shareholders under the Articles of Association and this Agreement with respect to the Company, in a manner as closely as possible reflecting the principles of this Agreement, without prejudice to the Company's obligations under the above-mentioned provisions of the Netherlands Civil Code.

 22. Governing law and Disputes
     --------------------------

22.1 This Agreement and any agreement arising out of this Agreement shall be construed in accordance with and be governed by the laws of the Netherlands.

22.2 Any dispute arising out of or in connection with this Agreement and/or any agreement arising out of this Agreement shall be submitted to the competent court in Amsterdam, provided that this submission to the jurisdiction of the Amsterdam court shall not limit the right of the Municipality to institute proceedings against the Purchaser and/or the Company in any court of competent jurisdiction nor shall the instituting of proceedings by the Municipality in any one or more jurisdictions preclude the instituting of proceedings by the Municipality in any other jurisdiction, whether concurrently or not.

 23. Head Office of A2000
     --------------------

     The head office and principal place of business of A2000 is and will be in Amsterdam.


Thus agreed and signed in three original copies in Amsterdam on 6 July 1995.
The Municipality                   A2000 Holding N.V.                Kabeltelevisie
of Amsterdam                                                         Amsterdam B.V.

/s/                                /s/                               /s/
   -------------------                -------------------               -------------------
By: Nicole van Gelder              By: J.H. Wolfert                  By:  J.H. Wolfert
Title: hoofd mij                   Title:  Managing Director         Title:  Managing Director

/s/                                          /s/
   --------------------                         --------------------
By:     Clifford M. Stice                    By:     Clifford M. Stice
Title:  Managing Director                    Title:  Managing Director

The Consortium Members hereby agree to and accept their obligations under Clause
11.5 and agree and undertake towards the Municipality (i) that the Consortium Members will cause A2000 and the Company to perform all of their obligations under this Shareholders' Agreement (excluding, however, the obligations regarding the KTA CAI Agreement) and (ii) that Clauses 14, 15, 16, 17, 19 and 22 of this Shareholders Agreement apply accordingly to the agreement between the Consortium Members and the Municipality set forth in this paragraph. Furthermore, without prejudice to the following sentences, US West International Holdings, Inc. and Philips Media B.V. hereby undertake towards the Municipality that they shall use their control over the Company to cause it to comply with its obligations under the KTA CAI Agreement and that they shall provide the Company on arm's length terms with the means needed for such compliance. This undertaking set forth in the immediately preceding sentence shall not be construed as an obligation of US WEST International Holdings Inc or Philips Media B.V. to provide equity or debt financing to the Company at any time other than equity in the amount of to be provided to the Company pursuant to any covenant most favourable to lender under bank financing entered into by A2000. After the prior written approval of the Municipality the undertakings contained in the first three sentences shall cease if and to the extent that US WEST International Holdings Inc or Philips Media B.V. (as the case may be) shall cease to be an (indirect) shareholder of the Company, as a result of a transfer of shares permitted pursuant to Article 11 of this Shareholders Agreement. The Municipality shall not withhold its approval if and to the extent the undertaking referred to in the immediately preceding sentence is assumed towards the Municipality by another acceptable party (as defined in the immediately following sentence) to the same extent as such undertaking ceases to apply to US WEST International Holdings, Inc. or Philips Media B.V., as the case may be. An acceptable party as referred to in the immediately preceding sentence shall be a person directly or indirectly holding a proportionate share interest in the Company and incorporated under the laws of and having its principal place of business in one of the member countries of the OECD, which is either a reputable financial institution or engaged within the territory of the OECD in one or more of the information technology, telecommunications and media industries and which meets the criteria set forth in Section 21 paragraph 5 sub (b) of the Netherlands Telecommunications Act with respect to a potential operator of cable networks and which will undertake towards the Municipality the same obligations as the Consortium Members have towards the Municipality under this Agreement including the obligations under Clause 11.5 hereof and which has sufficient technical and financial means at its disposal to ensure and which will undertake towards the Municipality to ensure the performance by the proposed subscriber or transferee of its obligations under this Agreement and its obligations in relation to the KTA CAI Agreement and the CAI Agreements as referred to in that certain Master Agreement among various parties, including A2000, the Municipality and the municipalities of Zaanstad, Purmerend, Landsmeer and Ouder-Amstel and dated the date of the Share Purchase Agreement. The Municipality as its own right will have the benefit of the same financial covenants most favourable to lender as agreed by the Company and A2000 with bank financiers regarding the Company pursuant to bank financing provided in relation to the transactions contemplated under the Master Agreement, as such covenants are in force from time to time.

US WEST International               Philips Media B.V.

Holdings, Inc.


/s/                                 /s/
   --------------------------          --------------------------
By:    Clifford M. Stice            By:    J.H. Wolfert
Title: Managing Director            Title: B.O. Director